UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022

Biomea Fusion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40335	82-2520134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlefield Road, 4th Floor Redwood City, CA		94063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 980-9099

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BMEA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Executive Change in Control and Severance Agreements

On April 19, 2022, the Compensation Committee of the Board of Directors of Biomea Fusion, Inc. (the “Company”) approved amendments to the Company’s Change in Control and Severance Agreements (the “Amendments”) with each of Thomas Butler, the Company’s Chief Executive Officer; Ramses Erdtmann, the Company’s President and Chief Operating Officer; and Franco Valle, the Company’s Chief Financial Officer (collectively, the “NEOs”). The Amendments provide that if the payments and benefits provided under the NEOs’ respective severance agreements or otherwise in connection with a change in control are not eligible for a federal income tax deduction by the Company pursuant to Section 280G of the Internal Revenue Code and may subject an eligible participant, including the NEOs, to an excise tax under Section 4999 of the Internal Revenue Code, then the applicable NEO will be entitled to receive a gross up payment for such excise taxes. Each of the NEOs entered into the Amendments on April 19, 2022.

The foregoing description of the Amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the Amendments, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Form of First Amendment to Change in Control and Severance Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMEA FUSION, INC.

Date: April 22, 2022	By:	/s/ Thomas Butler
Thomas Butler
Principal Executive Officer

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